Exhibit 20.1
Page 1 of 3

                    Navistar Financial 1996 - A Owner Trust
                           For the Month of July 2000
                      Distribution Date of August 15, 2000
                            Servicer Certificate #51

Original Pool Amount                                   $459,943,869.53

Beginning Pool Balance                                  $31,876,085.25
Beginning Pool Factor                                        0.0693043

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)  $3,157,677.41
     Interest Collected                                    $202,349.20

Additional Deposits:
     Repurchase Amounts                                          $0.00
     Liquidation Proceeds / Recoveries                       $3,431.05
Total Additional Deposits                                    $3,431.05

Repos / Chargeoffs                                           $3,509.48
Aggregate Number of Notes Charged Off                               66

Total Available Funds                                    $3,363,457.66

Ending Pool Balance                                     $28,714,898.36
Ending Pool Factor                                           0.0624313

Servicing Fee                                               $26,563.40

Repayment of Servicer Advances                                   $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                  $9,714,993.39
     Target Percentage                                          10.00%
     Target Balance                                      $2,871,489.84
     Minimum Balance                                     $9,658,821.26
     (Release) / Deposit                                   ($56,172.13)
     Ending Balance                                      $9,658,821.26

Current Weighted Average APR:                                   8.775%
Current Weighted Average Remaining Term (months):                 8.84

Delinquencies                                            Dollars        Notes
     Installments:               1 - 30 days           $501,392.90       332
                                 31 - 60 days          $153,509.08        85
                                 60+  days             $103,002.67        37

     Total:                                            $757,904.65       346

     Balances:                   60+  days           $1,191,596.01        37

Memo Item - Reserve Account
     Prior Month                                     $9,658,821.26
+    Invest. Income                                     $49,806.28
+    Excess Serv.                                        $6,365.85
+    Transfer (to) / from Collections Account                $0.00
     Beginning Balance                               $9,714,993.39

Exhibit 20.1
Page 2 of 3

Navistar Financial 1996 - A Owner Trust
For the Month of July 2000

                                                                                     NOTES
                                                                 (Money Market)
                                                       TOTAL       CLASS A - 1        CLASS A - 2      CERTIFICATES
                                             $459,943,869.53    $92,000,000.00    $347,245,000.00    $20,698,869.53
Original Pool Amount
Distributions:
     Distribution Percentages                                            0.00%             95.50%             4.50%
     Coupon                                                             5.250%             6.350%            6.500%

Beginning Pool Balance                        $31,876,085.25
Ending Pool Balance                           $28,714,898.36

Collected Principal                            $3,157,677.41
Collected Interest                               $202,349.20
Charge - Offs                                      $3,509.48
Liquidation Proceeds / Recoveries                  $3,431.05
Servicing                                         $26,563.40
Cash Transfer from Reserve Account                     $0.00
Total Collections Avail for Debt Service       $3,336,894.26

Beginning Balance                             $31,876,085.25             $0.00     $26,564,833.22     $5,311,252.03

Interest Due                                     $169,341.52             $0.00        $140,572.24        $28,769.28
Interest Paid                                    $169,341.52             $0.00        $140,572.24        $28,769.28
Principal Due                                  $3,161,186.89             $0.00      $3,018,933.48       $142,253.41
Principal Paid                                 $3,161,186.89             $0.00      $3,018,933.48       $142,253.41

Ending Balance                                $28,714,898.36             $0.00     $23,545,899.74     $5,168,998.62
Note / Certificate Pool Factor                                          0.0000             0.0678            0.2497
   (Ending Balance / Original Pool Amount)
Total Distributions                            $3,330,528.41             $0.00      $3,159,505.72       $171,022.69

Interest Shortfall                                     $0.00             $0.00              $0.00             $0.00
Principal Shortfall                                    $0.00             $0.00              $0.00             $0.00
     Total Shortfall                                   $0.00             $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                                   $6,365.85
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                 $9,714,993.39
(Release) / Draw                                 ($56,172.13)
Ending Reserve Acct Balance                    $9,658,821.26

Exhibit 20.1
Page 3 of 3

Navistar Financial 1996 - A Owner Trust
For the Month of July 2000


Trigger Events:
A)  Loss Trigger - Reserve Account Balance
    Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                   6                 5               4                3                2                1
                                Feb-00            Mar-00          Apr-00           May-00           Jun-00           Jul-00
Beginning Pool Balance      $49,297,540.90   $45,557,777.01   $40,299,291.66   $37,245,897.10   $34,536,723.61   $31,876,085.25

A)  Loss Trigger:
    Principal of Contracts
      Charged Off               $13,739.48       $23,449.13       $69,126.54       $31,464.84       $13,394.69        $3,509.48
    Recoveries                  $80,396.38       $29,849.77       $11,064.22       $87,826.70       $44,269.43        $3,431.05

Loss Trigger - Reserve Account Balance                                    Loss Trigger - Certificate Lockout Event
     Total Charged Off (Months 5, 4, 3)         $124,040.51                 Total Charged off (Months 1 - 6)        $154,684.16
     Total Recoveries (Months 3, 2, 1)          $135,527.18                 Total Recoveries (Months 1 - 6)         $256,837.55
     Net Loss / (Recoveries) for 3 Mos          ($11,486.67)(a)             Net Loss/(Recoveries) for 6 Mos.       ($102,153.39)(c)

Total Balance (Months 5, 4, 3)              $123,102,965.77 (b)             Total Balance (Months 1 - 6)        $238,813,315.53 (d)

Loss Ratio Annualized  [(a/b) * (12)]              -0.1120%                 Loss Ratio Annualized [(c/d) (12)]         -0.5133%

Trigger:  Is Ratio > 1.5%                                No                 Trigger:  Is Ratio > 6.0%                        No

                                                                                   May-00           Jun-00           Jul-00
B)   Delinquency Trigger:                                                         $552,559.14    $1,224,327.60    $1,191,596.01
     Balance delinquency 60+ days                                                    1.48354%         3.54500%         3.73821%
     As % of Beginning Pool Balance                                                  1.65157%         2.23290%         2.92225%
     Three Month Average

Trigger:  Is Average > 2.0%                             Yes

C)   Noteholders Percent Trigger:                   2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                              No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer